UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2008

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2008, the Board of Directors of Health Net, Inc. (the "Company") approved the amendment and restatement of the Health Net, Inc. Supplemental Executive Retirement Plan (the "SERP") to bring the SERP into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and interpretive guidance issued thereunder ("Section 409A").

On December 3, 2008, the Compensation Committee of the Board of Directors approved (i) a revised form of Health Net, Inc. Tier I Employment Agreement, (ii) a revised form of Health Net, Inc. Indemnification Agreement, (iii) Amendment No. 1 to the Health Net, Inc. Deferred Compensation Plan, and (iv) Amendment No. 1 to the Health Net, Inc. Deferred Compensation Plan for Directors (together with the SERP, the "Benefit Plans"), primarily to bring each such arrangement into compliance with Section 409A. The Compensation Committee also approved the amendment and restatement of the Employment Agreements (collectively, the "Officer Employment Agreements") for each of the following officers:

· Jay M. Gellert, President and Chief Executive Officer,
· James E. Woys, Executive Vice President and Chief Operating Officer,
· Joseph C. Capezza, Executive Vice President and Chief Financial Officer,
· Stephen D. Lynch, Special Advisor, Health Plan Division,
· Karin D. Mayhew, Senior Vice President of Organization Effectiveness, and
· Linda V. Tiano, Senior Vice President, General Counsel and Secretary.

Section 409A is a federal tax law enacted in 2004 governing "nonqualified deferred compensation" arrangements. Section 409A imposes additional tax and penalties on service providers (including employees and directors) if a covered arrangement has not been amended to comply with, or satisfy an exemption from, Section 409A by December 31, 2008.

The amendments to the Benefit Plans and Officer Employment Agreements reflect, among other things, changes necessary to comply with, or be exempt from, the requirements of Section 409A governing the timing and form of payments under such arrangements and changes to conform certain definitions of "termination of employment," "disability," and "retirement," where applicable, with definitions that are compliant under Section 409A. In general, these changes do not affect the scope or amount of benefits an eligible employee or director will be entitled to receive under any Benefit Plan or Officer Employment Agreement.

In addition, the definition of "change in control" under the SERP, Deferred Compensation Plan and Deferred Compensation Plan for Directors has been amended to reflect that the consummation of certain transactions, rather than the Board of Directors’ approval of such transactions, will constitute a "change in control" for purposes of these plans. This change is made in order for the definition of "change in control" under these plans to be more consistent with the definitions of "change in control" used in the Company’s other compensation arrangements.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Benefit Plans and Officer Employment Agreements. The above description is qualified in its entirety by reference to the SERP, the revised form of Tier I Employment Agreement, the revised form of Indemnification Agreement, Amendment No. 1 to the Deferred Compensation Plan, and Amendment No. 1 to the Deferred Compensation Plan for Directors, which are filed as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K, respectively, and incorporated by reference herein. The amended and restated Officer Employment Agreements reflect changes substantially similar to the changes made to the revised form of Tier I Employment Agreement, which is filed herewith as a specimen of such changes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Health Net, Inc. Supplemental Executive Retirement Plan
10.2 Health Net, Inc. Tier I Employment Agreement
10.3 Health Net, Inc. Indemnification Agreement
10.4 Amendment No. 1 to the Health Net, Inc. Deferred Compensation Plan
10.5 Amendment No. 1 to the Health Net, Inc. Deferred Compensation Plan
for Directors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

December 8, 2008	By:	/s/ Linda V. Tiano

Name: Linda V. Tiano
Title: Senior Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Health Net, Inc. Supplemental Executive Retirement Plan
10.2	Health Net, Inc. Form Tier I Employment Agreement
10.3	Health Net, Inc. Form of Indemnification Agreement
10.4	Amendment No. 1 to the Health Net, Inc. Deferred Compensation Plan
10.5	Amendment No. 1 to the Health Net, Inc. Deferred Compensation Plan for Directors